Exhibit 99.02

BEFORE THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF
OKLAHOMA GAS AND ELECTRIC COMPANY
FOR AN ORDER GRANTING PRE-APPROVAL TO
CONSTRUCT THE OU SPIRIT WIND FARM,
AUTHORIZING A RECOVERY RIDER, AND
APPROVING PHASE II AGREEMENT WITH THE
UNIVERSITY OF OKLAHOMA
) ) ) ) ) ) )	CAUSE NO. PUD 200900167 ORDER NO.

HEARING:                  October 28, 2009
Before Jacqueline T. Miller, Administrative Law Judge

APPEARANCES:        William J. Bullard, Kimber L. Shoop, and Stephanie Houle, Attorneys
   representing Oklahoma Gas and Electric Company
Christian D. Szlichta, Assistant General Counsel representing Public
   Utility Division, Oklahoma Corporation Commission
Thomas P. Schroedter, James D. Satrom, and J. Fred Gist, representing
   Oklahoma Industrial Energy Consumers
William L. Humes and Elizabeth Ryan, Assistant Attorneys General,
   representing Office of the Attorney General of the State of Oklahoma
Jack G. Clark, Jr. and Ronald E. Stakem, representing
   OG&E Shareholders Association

FINAL ORDER APPROVING JOINT STIPULATION
AND SETTLEMENT AGREEMENT

BY THE COMMISSION:

The Corporation Commission of the State of Oklahoma (“the Commission”) being regularly in session and the undersigned Commissioners being present and participating, there comes on for consideration and action the Joint Stipulation and Settlement Agreement (“Joint Stipulation”) executed between Oklahoma Gas and Electric Company (“OG&E” or “Company”), the Public Utility Division of the Oklahoma Corporation Commission (“Staff”), the Attorney General for the State of Oklahoma (“AG”), Oklahoma Industrial Energy Consumers (“OIEC”) and OG&E Shareholders Association (“OG&E Shareholders”) all collectively referred to as the “Stipulating Parties”.  A copy of the Joint Stipulation is attached hereto as Attachment “A” and incorporated herein by reference.  On October 29, 2009, OG&E filed an Amended Stipulation, Attachment “B,” to correct a scrivener’s error.

I. PROCEDURAL HISTORY

On July 30, 2009, OG&E filed its Application initiating this proceeding seeking an order granting pre-approval to construct the OU Spirit Wind Farm, authorizing a recovery rider and approving Phase II Agreement with the University of Oklahoma (“the University”).  The OU Spirit Wind Farm is a 44 turbine, 101.2 MW wind-powered electric generation facility located in

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Woodward, Oklahoma.  On July 31, 2009, OG&E filed its Motion to Establish Procedural Schedule.

OIEC filed its Motion to Intervene on August 4, 2009.  On August 7, 2009, OG&E Shareholders Association filed its Motion to Intervene and OG&E filed its Motion for Protective Order.  The AG filed his Entry of Appearance on August 18, 2009.  On August 13, 2009, OG&E filed its Motion to Establish Notice Requirements.  OG&E filed the Direct Testimony of Roger D. Walkingstick and the Redacted Direct Testimony of Jesse B. Langston on August 14, 2009.  The AG filed his Motion to Assess Costs for Expert Assistance Pursuant to 17 O.S. Supp. 2005, §286(C)(3) on August 18, 2009.  The Commission issued Order No. 569796 on August 26, 2009, granting OG&E’s Motion for Protective Order.  On August 28, 2009, the Commission issued Order Nos. 569889, 569890, 569891 and 569892 granting OG&E’s Motion to Establish Procedural Schedule, granting OIEC’s Motion to Intervene, granting OG&E Shareholders’ Motion to Intervene and granting AG’s Motion to Assess Costs for Expert Assistance Pursuant to 17 O.S. Supp. 2005, §286(C)(3), respectively.  OG&E filed the Unredacted Direct Testimony of Jesse B. Langston on August 31, 2009.

The Commission issued Order No. 569931 Approving Form of Notice on September 1, 2009.  The Commission directed OG&E to publish Notice of Hearing once a week for two (2) consecutive weeks, with the first publication to be made at least fifteen (15) days prior to the Hearing on the Merits in this Cause, in a newspaper of general circulation and publish in a newspaper of general circulation in Alfalfa, Bryan, Dewey, Ellis, Grant, Jefferson, Johnston, Love, Major, Marshall, Woods and Woodward Counties.  On September 11, 2009, OG&E filed Revised Exhibit JBL-2R to the Direct Testimony of Jesse B. Langston and Revised Exhibits RDW-2R and RDW-3R to the Direct Testimony of Roger D. Walkingstick.  OG&E filed its Affidavits of Publication from the Cherokee Messenger & Republican and the Ellis County Capital on September 28, 2009.  On September 29, 2009, the AG filed the Redacted Responsive Testimony of Daniel Peaco, OIEC filed the Responsive Testimony of Scott Norwood, OG&E Shareholders filed its Statement of Position and Staff filed the Redacted and Unredacted Responsive Testimony of Karen Forbes.  On September 30, 2009, the Administrative Law Judge (“ALJ”) orally recommended to seal confidential portions of the Redacted Responsive Testimony of Karen Forbes.  Also on September 30, 2009, Staff filed Corrected Responsive Testimony of Karen Forbes.

OG&E filed its Affidavits of Publication from the Medford Patriot Star, The Oklahoman, the Dewey County Record, Enid News & Eagle, Ellis County Capital, the Daily Ardmoreite, and the Tulsa World on October 5, 2009.  On October 15, 2009, the Stipulating Parties filed an executed Joint Stipulation.  Also on October 15, 2009, OG&E filed its Affidavits of Publication from the Durant Daily Democrat, Alva Review-Courier, Poteau Daily News, and the Cherokee Messenger & Republican.  On October 21, 2009, OG&E filed the Supplemental Testimony in Support of the Joint Stipulation of Roger D. Walkingstick and Jesse B. Langston.  Staff filed the Supplemental Testimony in Support of the Joint Stipulation of Karen Forbes on October 22, 2009.  A Pre-Hearing Conference was held October 26, 2009, pursuant to the approved Procedural Schedule.  Also on October 26, 2009, OG&E filed its Affidavits of Publication from the Woodward News, Johnston County Capital-Democrat, Sequoyah County Times and the Tahlequah Daily Press.

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Pursuant to the Notice of Hearing, the hearing on the merits commenced at 9:30 a.m. on October 28, 2009.  The ALJ accepted evidence and testimony of witnesses sworn and examined in connection with the Joint Stipulation.  Thereafter, the ALJ recommended that the Joint Stipulation be adopted and approved by the Commission as its Final Order in this Cause.  Additionally, OG&E filed an amended Joint Stipulation on October 29, 2009, to correct a scrivener’s error (Attachment “B”).

II. SUMMARY OF EVIDENCE

Jesse B. Langston, on behalf of OG&E

Mr. Langston testified that he is employed by OG&E as Vice-President of Utility Commercial Operations.  Mr. Langston further testified that he has previously testified before the Commission and his qualifications have been accepted by the Commission.  Mr. Langston further testified that the purpose of his testimony is to sponsor the Joint Stipulation executed by the Stipulating Parties on October 15, 2009.

Mr. Langston testified that the Joint Stipulation has four components which are (1) a statement that the Commission has jurisdiction with respect to the issues in this proceeding; (2) requested findings and a set of facts that have been stipulated by the parties; (3) certain agreements by the parties related to the prudence of OG&E’s investment in OU Spirit, the sale of OU Spirit renewable energy credits (“RECs”) to the University under Phase II of the Renewable Energy Program Agreement (“OU Agreement”) as well as to others, the flow-through of revenues from these REC sales as well as revenues from incremental energy and capacity sales made possible by the addition of OU Spirit, a cap on OG&E’s investment in OU Spirit for cost recovery purposes, treatment of potential credits that may be secured from the turbine manufacturer and agreements regarding the processes by which OG&E will pursue future resource additions; and (4) certain “general reservations” typically included in settlement agreements filed with the Commission.

Mr. Langston testified that the parties have stipulated to (1) the request for approvals of OG&E as represented in its July 30, 2009, Application and (2) a description of the OU Spirit facilities.  Mr. Langston further testified that the parties recommend that the Commission (i) grant approval of Phase II of the OU Agreement with the Board of Regents of the University of Oklahoma to allow OG&E to sell RECs to the University of Oklahoma and pass the revenues associated with such RECs through various riders; (ii) grant pre-approval of the OU Spirit Wind Farm and its associated costs and determine that OU Spirit is a prudent investment and when constructed and placed in service will be used and useful; and (iii) authorize the recovery of costs associated with OU Spirit through a rider and allow such a rider to be effective until OG&E’s next general rate case and implementation of new rates.

Mr. Langston further testified regarding the “General Reservations” portion of the Joint Stipulation, found in Article IV.  Mr. Langston testified that the General Reservations report the fact that the Joint Stipulation is the outcome of negotiations and compromise that resolve the issues in this Cause and reflects a balancing of positions among the parties in light of certain commitments that have been made by OG&E and other Stipulating Parties.  Mr. Langston further testified that the General Reservations also state that the Stipulating Parties will not remain bound by the Joint Stipulation unless the Commission issues an order approving all of its terms and provisions.  Mr. Langston further testified that the Stipulating Parties agree that the Joint

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Stipulation shall have no precedential value in future proceedings, except as necessary to enforce the provisions of the Settlement Agreement.

Mr. Langston further testified regarding other agreements in the Joint Stipulation.  He testified that Article III of the Joint Stipulation presents the detailed agreements in eleven paragraphs and the broad topics covered in these paragraphs are: (1) requested findings (Paragraph A); (2) capital cost recovery (Paragraph B through D); (3) flow through of REC revenues and certain off-system sales margins (Paragraphs E through H); and (4) future resource commitments (Paragraphs I through K).

Mr. Langston further testified regarding agreements that have been reached regarding recovery of OU Spirit’s capital costs.  He testified that the Stipulating Parties have agreed that the construction costs will not exceed $270 million for purposes of recovery through a new OU Spirit Rider.  Mr. Langston testified that the $270 million cap includes environmental costs of $3.75 million, which will be funded by OG&E pursuant to an agreement with the Oklahoma Department of Wildlife Conservation.  Mr. Langston further testified that the OU Spirit costs recovered through the rider will be included in the rate base in OG&E’s next rate case and OG&E retains the right to request recovery of additional capital costs, including AFUDC, associated with any construction costs incurred in excess of the cap, in that general rate case.

Mr. Langston testified that an agreement has been reached between the Stipulating Parties regarding the recovery of operating and maintenance (“O&M”) costs.  He testified that the O&M cost recovery will be capped at approximately $2.73 million and $2.77 million for 2010 and 2011, respectively.

Mr. Langston testified that OG&E has agreed to flow through 100% of the Oklahoma-jurisdictional REC revenues from sales to the University for the duration of the OU Agreement and this will include OG&E’s share of any revenues produced by the University’s resale of any of its OU Spirit RECs at a profit.  Mr. Langston further testified that OG&E will credit to customers through the RTSA 80% of the Oklahoma-jurisdictional revenues from sales of OU Spirit RECs to other entities.  Mr. Langston testified that at the time of the next rate case, the Stipulating Parties agree to recommend that all these revenues would be combined under a new rider, the “OU REC Rider.”

Mr. Langston testified that 100% of all margins from incremental sales of capacity and energy into the Southwest Power Pool Energy Imbalance Service market will be credited to customers.  Mr. Langston further testified that these incremental sales represent the net proceeds from sales of coal or natural gas-fired generation made possible by the availability of OU Spirit.

Mr. Langston testified that OG&E has agreed not to request preapproval of the construction or acquisition of any new generation, subject to certain exclusions, until such time as the Commission completes its ongoing review of competitive procurement rules (RM 200900002) so long as the rulemaking is completed by July 1, 2010.  Mr. Langston testified that the exclusions are any OG&E request for preapproval of contracts resulting from OG&E’s ongoing wind energy RFP process or any other resource acquired either through a competitive bidding process or as a result of a waiver to competitive bidding rules granted by the Commission.  Mr. Langston also testified that the Stipulating Parties agreed that any waiver of the competitive bidding rules should be processed under OAC 165:5-9-3.

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Mr. Langston further testified that the Stipulating Parties have agreed to request a change to the Commission’s integrated resource planning (“IRP”) rules in order to implement a more collaborative process with regard to future electric utility IRP submittals.

Mr. Langston testified that OG&E has agreed to refrain from initiating any new wind energy RFPs until after OG&E submits an IRP in January 2010.  Additionally, Mr. Langston testified that OG&E has agreed to hold a technical conference to review OG&E’s resource planning objectives, modeling assumptions and planning scenarios to be included in the January 2010 IRP submittal.  Mr. Langston also testified that the Stipulating Parties have agreed that OG&E will pay for and recover from its customers the costs associated with the retention of third-party consultants by the AG or Commission Staff to participate in the technical conference and review the draft IRP for the January 2010 IRP.

Mr. Langston further testified that in his Direct Testimony he described how OU Spirit provides substantial benefits to OG&E’s customers.  Mr. Langston testified that these benefits include reducing emissions, providing a hedge against higher and volatile fuel prices and against the prospect for costly carbon regulations and to the extent that wind energy displaces more expensive resources, it will lower fuel costs to customers.

Finally, Mr. Langston testified that in his opinion the Joint Stipulation is in the public interest.

Roger D. Walkingstick, on behalf of OG&E

Mr. Walkingstick testified that he has been employed by OG&E for 27 years and is currently the Director of Pricing and Load.  Mr. Walkingstick further testified that he has previously testified before the Commission and his qualifications have been accepted by the Commission.

Mr. Walkingstick testified that the purpose of his testimony is to sponsor two exhibits attached to the Joint Stipulation which are (1) OU Spirit Rider recommended by the parties to the Stipulation and (2) an exhibit that presents the estimated annual revenue requirements for the OU Spirit Rider in 2010 and 2011.

Mr. Walkingstick further testified that the OU Spirit Rider will become effective the month following a Commission order approving the Joint Stipulation and will continue until the end of 2011 or whenever OG&E implements new rates after its next general rate review, whichever is earlier.  Mr. Walkingstick testified that upon its effective date, the OU Spirit Rider is designed to begin recovering the annual revenue requirement associated with each OU Spirit wind turbine placed in service.

Mr. Walkingstick testified that the rider will recover from OG&E’s Oklahoma retail customers a revenue requirement based on the return on rate base, O&M expense, depreciation expense, ad valorem tax and production tax credits associated with OU Spirit.

Mr. Walkingstick also testified that the OU Spirit Rider has a true-up provision to align actual costs with revenues recovered and it also contains a mechanism for crediting customers for revenues associated with the sale of OU Spirit RECs.

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Mr. Walkingstick testified that the revenue from the sale of the OU Spirit RECs will help offset the revenue requirement for the project and will be credited to the customers.  He further testified that the Stipulating Parties have agreed that OG&E will credit customers with 100 percent of revenue from sales of OU Spirit RECs to the University of Oklahoma (“University”) and that this will be accomplished through two separate riders.  Mr. Walkingstick testified that first, most of the OU Spirit REC revenues from the University (80 percent) will be credited to customers under the New Renewable Energy Credits (“NREC”) portion of the Renewable Transmission Systems Additions (“RTSA”) rider that was approved in the Fall of 2008 in Cause No. PUD 200800148.  Mr. Walkingstick further testified that, in addition, the OU Spirit Rider contains a provision to flow back to customers the remaining 20 percent of revenue from the sales of OU Spirit RECs to the University.

Mr. Walkingstick testified that customers will receive benefits from the sale of OU Spirit REC revenues to entities other than the University.  He testified that customers will also receive 80 percent of the revenue received by OG&E from sales of the OU Spirit RECs to entities other than the University and the revenue from the sale of these RECs will be credited to customers through the RTSA.

Mr. Walkingstick further testified that customers will receive benefits from other REC revenues.  Mr. Walkingstick testified that the revenue associated with any RECs sold to the University and sourced from OG&E’s Sooner and Centennial wind facilities will be credited 100 percent to customers through the FCA and the RTSA.

Finally, Mr. Walkingstick testified that the approximate Oklahoma jurisdictional portion of the annual revenue requirement is $23,536,355 in 2010 and $21,198,741 in 2011.  Mr. Walkingstick further testified that OG&E calculated that revenue requirement using the “Capped Investment Amount” agreed to in the Joint Stipulation, which was $270 million, as utility plant in rate base.  Mr. Walkingstick further testified that this calculation of the revenue requirement included an adjustment to rate base for depreciation and deferred income taxes.  The return is then calculated using the capital structure, return on equity, interest costs and tax effect as approved in Order No. 516261 in Cause No. PUD 200500151.  Mr. Walkingstick further testified that OG&E’s calculation also included the capped amount of O&M expense contained in the Joint Stipulation, as well as estimated amounts for depreciation expense and ad valorem taxes.  He further testified that after adding the expenses to the return on rate base, OG&E subtracted the amount of the Production Tax Credits from this annual amount to determine the annual revenue requirement.  Mr. Walkingstick further testified that the annual revenue requirement will be adjusted because it is based on estimated amounts.  Mr. Walkingstick further testified that the Joint Stipulation provides that OG&E will adjust the 2010 annual revenue requirement associated with OU Spirit if it is successful in securing a credit from Siemens for turbine manufacturing costs and this credit will reduce the estimated 2010 annual revenue requirement for Oklahoma retail customers by approximately $2.5 million.

Upon questioning by Staff counsel, Mr. Walkingstick explained the impact to the average residential customer (i.e., using 1,100 kWh per month) if OG&E is successful in securing a credit from Siemens for turbine manufacturing costs.  In that scenario, the customer impact would be reduced to approximately 90 cents per month.

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Karen Forbes, on behalf of Staff

Ms. Forbes testified that she is employed in the Public Utility Division (“PUD”) at the Oklahoma Corporation Commission.  Ms. Forbes further testified that she previously filed testimony in this Cause on September 29, 2009.

Ms. Forbes testified that the purpose of her testimony is to support the Joint Stipulation filed in this Cause on October 15, 2009.

Ms. Forbes further testified regarding the background leading up to the execution of the Joint Stipulation.

Ms. Forbes testified that she was part of the joint stipulation and settlement agreement discussions in this Cause and further testified that she attended settlement discussions and is familiar with the filed Joint Stipulation.  Ms. Forbes testified that all parties to the Cause executed the Joint Stipulation.

Ms. Forbes testified that there are certain major terms to the Joint Stipulation which are outlined in Subsection III, Paragraphs A through K.

Ms. Forbes further testified that the Stipulating Parties have stipulated as to the pre-approval of OU Spirit and its associated costs and a determination that OU Spirit is a prudent investment.  Ms. Forbes explained that all parties have stipulated as to authorizing the recovery of costs associated with OU Spirit through a rider with the rider being effective until OG&E’s next general rate case and also to grant approval of Phase II of the OU Agreement.  She also stated that Staff paid particular attention to the riders: their mechanics, when they would be effective, for how long, and how they will be monitored.  She said this is a primary function of the PUD and throughout this settlement process she kept the riders in mind.

Ms. Forbes testified that the parties agree that the capital costs should be capped at $270 million, inclusive of environmental costs and exclusive of any reduction in costs or credits of related turbine manufacturer costs.

Ms. Forbes further testified that O&M cost recovery will be capped at $2.73 million and $2.77 million for 2010 and 2011, respectively and the appropriate level of O&M cost recovery in subsequent years will be determined by the Commission in subsequent rate cases.

Ms. Forbes testified that 100% of all margins from incremental sales of capacity and energy into the Southwest Power Pool Energy Imbalance Service market will be credited to customers.  Ms. Forbes further testified that it is the intent of the parties that these incremental sales represent the net proceeds from off-system sales of coal or natural gas-fired generation made available as a result of having OU Spirit on OG&E’s system.

Ms. Forbes further testified that OG&E agreed not to seek pre-approval of the construction or acquisition of any new generation asset or a long term purchase power agreement, subject to certain exclusions, until such time as the Commission completes its current Chapter 35 (Electric Rules) rulemaking in Cause No. 200900002 so long as the rulemaking is completed by July 1, 2010.  Ms. Forbes also testified that OG&E has agreed to file a request for a rulemaking supporting a permanent change to the Commission’s IRP rules, so that there can be

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a more collaborative stakeholder process in IRP submittals for electric utilities and this is expected to take place 30 days after the Stipulation is approved.  Ms. Forbes also testified that OG&E has agreed to refrain from initiating any future RFP processes for wind generation until OG&E finalizes and submits an IRP plan in January 2010.  Additionally, Ms. Forbes testified that OG&E has agreed to hold a technical conference to review issues that will be included in its January 2010 IRP submittal and OG&E will pay for and be able to recover costs from customers associated with third party consultants needed by the AG or Staff to review the upcoming draft IRP for January 2010 and participate in the December 2009 stakeholder technical conference.

Ms. Forbes testified regarding the statement in the Joint Stipulation by Staff where Staff took no position on subsection III, paragraph J.  Ms. Forbes testified that Staff prefers not to presuppose what the request for rulemaking may or may not find and wishes to determine its position relating to the issues in subsection III, paragraph J at the time of the rulemaking rather than at this time.  She made particular note that Staff was concerned for other parties that could participate in the rulemaking in the future, but were not parties to this cause.

Ms. Forbes testified that the settlement of this case did not alter the estimated monthly bill impact for residential retail customer caused by the addition of OU Spirit.  Ms. Forbes further testified that the average residential customer using 1,100 kWh a month will have an increase of just over $1.00 per month on their monthly bill.  Ms. Forbes testified that the OU Spirit Rider is a mechanism proposed by OG&E to recover the costs associated with the construction of the 101.2 MW wind facility and the OU Spirit Rider will become effective the month following a Commission order approving the Joint Stipulation and will continue until the end of 2011 or whenever OG&E implements new rates after its next general rate review, whichever is earlier.  Ms. Forbes further testified that the OU Spirit Rider is designed to begin recovering the annual revenue requirement associated with each OU Spirit wind turbine placed in service.  Ms. Forbes testified that the rider will recover from OG&E’s Oklahoma retail customers a revenue requirement based on the return on rate base, O&M expense, depreciation expense, ad valorem tax and production tax credits associated with OU Spirit.

Ms. Forbes testified that the revenue from the sale of OU Spirit RECs will help offset the revenue requirement for the project and be credited to customers and the Stipulating Parties have agreed that OG&E will credit customers with 100 percent of revenue from sales of OU Spirit RECs to the University.  Ms. Forbes further testified that if the University sells OU Spirit RECs for a profit which they are allowed to do pursuant to paragraph 3.3 of the OU Agreement, all revenues OG&E receives from those sales will also be passed through to customers.  Ms. Forbes also testified that customers will receive 80 percent of the revenue from the sales of OU Spirit RECs to entities other than the University and the revenue associated with any RECs sold to the University and sourced from OG&E’s Sooner and Centennial wind farms will also be credited 100 percent to customers.

Ms. Forbes testified that Staff finds the Joint Stipulation to be fair, just and reasonable and in the public interest.  Ms. Forbes further testified that Staff believes Commission approval of the Joint Stipulation will allow OG&E the addition of 101.2 MW of wind energy to its resource energy portfolio at the lowest cost of energy to its customers and the University because it allows the University to meet its carbon emission goals and the customer benefits from the REC revenue offsets that flow through the FCA.  Ms. Forbes further testified that it is Staff’s recommendation that the Joint Stipulation be approved and the terms of the Joint Stipulation are

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in the public interest, represent a reasonable compromise between the parties and fulfill OG&E’s need for additional wind generation in order to provide safe, reliable and dependable service to customers.

III. FINDINGS OF FACT AND CONCLUSIONS OF LAW

Based upon the Administrative Law Judge’s review and evaluation of the pleadings, testimony of witnesses, the Joint Stipulation and Settlement Agreement, and evidence contained in the record for this Cause, and upon a full and final consideration thereof, the Commission makes the following findings and conclusions:

1.
The Commission finds that it has jurisdiction with respect to the issues presented in this proceeding by virtue of Article IX, §§18 et seq. of the Constitution of the State of Oklahoma, 17 O.S. §152, 17 O.S. §286(C), the Commission’s Rules of Practice (OAC 165:5), and the Commission’s Electric Utility Rules (OAC 165:35).

2.
The Commission finds that the Stipulating Parties to this proceeding have executed and submitted to the Commission a Joint Stipulation and Settlement Agreement (“Joint Stipulation”), filed with the Commission on October 15, 2009, a copy of which is attached to this Order as Attachment “A” and incorporated herein by reference, and later amended to correct a scrivener’s error (Attachment “B”).  The Commission further finds based upon the evidence and testimony submitted at the hearing on the merits in this proceeding that the Joint Stipulation reflects a full, final, and complete settlement of all issues pending in this proceeding by the Stipulating Parties.

3.	The Commission finds that pre-approval of OU Spirit should be granted.

4.
The Commission further finds that OU Spirit is a prudent investment and, as each turbine is constructed and placed in service, it will be used and useful to OG&E’s customers unless there is a material variance from expected operations as presented in the pre-filed testimony of OG&E’s witnesses in this cause.

5.
The Commission further finds that Phase II of the OU Agreement, which will allow for the sale of RECs to the University, should be approved, and REC revenues generated from these sales will be passed through to OG&E’s customers as agreed to in the terms of the Joint Stipulation.

6.
The Commission further finds that the recovery of costs associated with OU Spirit through a recovery rider, the OU Spirit Rider, should be approved and that the rider will become effective upon the issuance of this final order approving the Joint Stipulation.

7.
The Commission further finds based on the evidence and testimony submitted at the hearing on the merits in this proceeding that the Joint Stipulation as reflected in Attachment “A” (and amended in Attachment “B”) is fair, just, reasonable and in the public interest.

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IV.  ORDER

IT IS THEREFORE THE ORDER OF THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA that the Joint Stipulation and Settlement Agreement executed and filed by the Stipulating Parties to this proceeding and attached hereto as Attachment “A” (and amended to correct a scrivener’s error (Attachment “B”)) should be and the same is hereby approved in accordance with the findings hereinabove set forth.

IT IS FURTHER THE ORDER OF THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA that pre-approval of OU Spirit is granted.

IT IS FURTHER THE ORDER OF THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA that OU Spirit is a prudent investment and, as each turbine is constructed and placed in service, it will be used and useful to OG&E’s customers unless there is a material variance from expected operations as presented in the pre-filed testimony of OG&E’s witnesses in this cause.

IT IS FURTHER THE ORDER OF THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA that Phase II of the OU Agreement is approved and REC revenues generated from these sales will be passed through to OG&E’s customers as agreed to in the terms of the Joint Stipulation.

IT IS FURTHER THE ORDER OF THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA that recovery of costs associated with OU Spirit through a recovery rider is approved and the rider will become effective upon the issuance of this final order approving the Joint Stipulation.

IT IS FURTHER THE ORDER OF THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA that the Joint Stipulation is fair, just, reasonable and in the public interest.

IT IS FURTHER THE ORDER OF THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA that the Findings of Fact and Conclusions of Law set forth above are hereby adopted.

OKLAHOMA CORPORATION COMMISSION

/s/ Bob Anthony
BOB ANTHONY, Chairman

/s/ Jeff Cloud
JEFF CLOUD, Vice Chairman

/s/ Dana Murphy
DANA L. MURPHY, Commissioner

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DONE AND PERFORMED THIS 25th DAY OF November, 2009, BY ORDER OF THE COMMISSION:

/s/ Peggy Mitchell
PEGGY MITCHELL, Commission Secretary

REPORT OF THE ADMINISTRATIVE LAW JUDGE

The foregoing Findings and Order are the Report and Recommendations of the Administrative Law Judge.

/s/ Jacqueline T. Miller	November 20, 2009
JACQUELINE T. MILLER	Date
Administrative Law Judge

ATTACHMENT “A”

BEFORE THE
CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF      )
OKLAHOMA GAS AND ELECTRIC COMPANY )
FOR AN ORDER GRANTING PRE-APPROVAL   )
TO CONSTRUCT THE OU SPIRIT WIND FARM,)
AUTHORIZING A RECOVERY RIDER,                 )
AND APPROVING PHASE II AGREEMENT         )
WITH THE UNIVERSITY OF OKLAHOMA          )
CAUSE NO. PUD 200900167

JOINT STIPULATION
AND
SETTLEMENT AGREEMENT

October 15, 2009

BEFORE THE
CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF      )
OKLAHOMA GAS AND ELECTRIC COMPANY )
FOR AN ORDER GRANTING PRE-APPROVAL   )
TO CONSTRUCT THE OU SPIRIT WIND FARM,)
AUTHORIZING A RECOVERY RIDER,                 )
AND APPROVING PHASE II AGREEMENT         )
WITH THE UNIVERSITY OF OKLAHOMA          )
CAUSE NO. PUD 200900167

JOINT STIPULATION AND SETTLEMENT AGREEMENT

October 15, 2009

I.           Introduction

The undersigned parties believe it is in the public interest to effectuate a settlement of the issues in Cause No. PUD 200900167.

Therefore, now the undersigned parties to the above entitled cause present the following Joint Stipulation and Settlement Agreement (“Joint Stipulation”) for the Commission’s review and approval as their compromise and settlement of all issues in this proceeding between the parties to this Joint Stipulation (“Stipulating Parties”).  The Stipulating Parties represent to the Commission that the Joint Stipulation represents a fair, just, and reasonable settlement of these issues, that the terms and conditions of the Joint Stipulation are in the public interest, and the Stipulating Parties urge the Commission to issue an Order in this Cause adopting this Joint Stipulation.

The Stipulating Parties agree that the Commission has jurisdiction with respect to the issues presented in this proceeding by virtue of Article IX, §18 et seq. of the Oklahoma Constitution, 17 O.S. §152, 17 O.S. §286(C), the Commission’s Rules of Practice (OAC 165:5), and the Commission’s Electric Utility Rules (OAC 165:35).

It is hereby stipulated and agreed by and between the Stipulating Parties as follows:

II.           Stipulated Facts

A.           On July 30, 2009, OG&E filed an application in this cause asking that the Commission: (i) grant approval of Phase II of a Renewable Energy Program Agreement (“OU Agreement”) with the Board of Regents of the University of Oklahoma (“University”) to allow OG&E to sell renewable energy credits (“RECs”) to the University and pass the revenues associated with such RECs through various riders; (ii) grant pre-approval of the OU Spirit Wind Farm (“OU Spirit”) and its associated costs and determine that OU Spirit is a prudent investment

Joint Stipulation & Settlement Agreement
      Cause No. PUD 200900167

and, when constructed and placed in service, will be used and useful; and (iii) authorize the recovery of costs associated with OU Spirit through a rider and allow such a rider to be effective until OG&E’s next general rate case and implementation of new rates.

B.           OU Spirit is a 101.2 MW wind-powered electric generation facility located in Woodward, Oklahoma.   The OU Spirit facilities consist of 44 IEC Class IIA SWT-2.3-93 (2.3 MW and a 93-meter rotor diameter) wind turbine generators to be provided by Siemens Power Generation, Inc. (“Siemens”).  Each turbine will be supported by an 80-meter tower (262 feet) and will be connected to an underground collection system that terminates in a collector substation.  OU Spirit was named by the University under a right granted by the OU Agreement.  The OU Agreement also provides for, among other things, the sale of RECs from the wind farm to the University, enabling the University to meet certain commitments that it has made to rely on renewable energy.

III.           Settlement Agreement

A.           The Stipulating Parties request that the Commission issue an order granting pre-approval of OU Spirit and finding that OU Spirit is a prudent investment and, when constructed and placed in service, will be used and useful to OG&E’s customers unless there is a material variance from expected operations as presented in the pre-filed testimony of OG&E’s witnesses in this cause.  The Stipulating Parties also request that the Commission approve Phase II of the OU Agreement, which will allow for the sale of RECs to the University.  REC revenues generated from these sales will be passed through to OG&E’s customers as agreed to below.  Finally, the Stipulating Parties request that the Commission authorize the recovery of costs associated with OU Spirit through a recovery rider (“OU Spirit Rider,” which is attached hereto as Stipulation Exhibit RDW-1) that will become effective in accordance with the final order approving this Joint Stipulation.

B.           The Stipulating Parties agree that, for purposes of the OU Spirit Rider, OG&E’s construction costs for which it is entitled recovery shall be capped at $270 million (“Capped Investment Amount”) inclusive of environmental costs as referenced in OG&E’s direct testimony and exclusive of any reduction or credit provided in Section III.D below.   O&M expense will be capped at the amounts contained in Exhibit RDW-2R (as revised and attached hereto as Stipulation Exhibit RDW-2) until rates are implemented after the next general rate case.

C.           To the extent OG&E’s total investment in OU Spirit might exceed the Capped Investment Amount, OG&E shall be entitled to offer evidence and seek to establish that the excess above the Capped Investment Amount was prudently incurred and should be included in OG&E’s rate base.  Any construction costs incurred by OG&E in excess of the Capped Investment Amount shall not include interim carrying costs on the Plant in Service and will not be eligible for cost recovery until the next general rate case.

D.           If OG&E is able to secure from the turbine manufacturer any reduction in costs or receive any credit related to OU Spirit, OG&E shall flow-through any of such realized reduction

Joint Stipulation & Settlement Agreement
      Cause No. PUD 200900167

or credit to customers through the OU Spirit Rider as a credit to the annual revenue requirement for 2010.

E.           The Stipulating Parties agree that OG&E shall pass through to Oklahoma retail customers 100 percent of the Oklahoma jurisdictional REC revenues generated by OU Spirit RECs sold to the University, including all additional revenues which OG&E receives in the event OU sells RECs for a profit pursuant to Paragraph 3.3 of the OU Agreement.  The Oklahoma jurisdictional portion of the REC proceeds will be determined by utilizing the same allocation method used in developing the OU Spirit revenue requirement for the rider proposed in this Joint Stipulation.  It is the intent of the Stipulating Parties that this pass-through of REC revenues will continue for the duration of the OU Agreement and will initially be accomplished until the completion of OG&E’s next general rate case by having 80 percent credited to OG&E’s retail customers through the Renewable Transmission System Additions (“RTSA”) rider and the remaining 20 percent credited to OG&E’s retail customers through the OU Spirit Rider.

F.           The Stipulating Parties agree that OG&E shall credit Oklahoma retail customers 80 percent of the Oklahoma jurisdictional REC revenues generated by OU Spirit RECs sold to entities other than the University by means of the RTSA rider.

G.           The Stipulating Parties further intend that, at the next general rate case, the OU Spirit REC revenues described in Paragraphs E and F above will be credited to OG&E’s retail customers under a new rider (“OU REC Rider”).

H.           The Stipulating Parties agree that, to the extent that OU Spirit makes additional amounts of OG&E’s coal or natural gas-fired generation capacity or energy available for sale in the Southwest Power Pool’s Energy Imbalance Service (“EIS”) market, all revenues associated with these increased EIS market sales will continue to be credited to OG&E’s customers.

I.           The Stipulating Parties agree that, except as otherwise provided herein, OG&E will not seek Commission preapproval for the construction or acquisition of any new generation asset or for a long term purchase power agreement until such time as the Commission completes RM 200900002; provided that this restriction does not apply to: (i) an application for preapproval of any contract resulting from OG&E’s current Wind RFP process; (ii) an application for preapproval of a generation project, acquisition or long term purchase power agreement which was the subject of a competitive bid process conducted pursuant to current rules, including but not limited to a contract with any successful bidder from a new Wind RFP; or (iii) an application for preapproval of a generation project, acquisition or long term purchase power agreement which was granted a waiver from the current competitive bid rules by the OCC; and further provided that OG&E will not be bound by this restriction if RM 200900002 has not been completed by July 1, 2010.  The Stipulating Parties agree that an application seeking waiver of the competitive bid rules pursuant to the previous sentence may be processed under OAC 165:5-9-3.

J.           Within thirty (30) days after Commission approval of this Joint Stipulation, OG&E agrees to file a request for a rulemaking supporting a permanent change to the

Joint Stipulation & Settlement Agreement
      Cause No. PUD 200900167

Commission’s IRP rules so that there can be a more collaborative stakeholder process in IRP submittals for electric utilities.  In addition to the public meeting provided for in OAC 165:35-37-3, the Stipulating Parties will support changes to the rules that create two collaborative technical conferences for all stakeholders before the final IRP is submitted to the Commission.  The Stipulating Parties also agree to support changes to the rules that require electric utilities to: (i) provide a facilitator to coordinate and assist the stakeholder group in its discussions at the technical conferences; (ii) empower such facilitator to prepare meeting minutes from the technical conferences; and (iii) direct the facilitator to prepare a summary of stakeholder input for inclusion as an exhibit in the draft and final IRP.

K.           The Stipulating Parties agree that OG&E will refrain from initiating any new RFP process for new wind generation until after OG&E finalizes and submits an Integrated Resource Plan (“IRP”) in January 2010.  For purposes of OG&E’s January 2010 IRP submittal, the Stipulating Parties further agree that OG&E will, in addition to any requirements of OAC 165:35-37-3, hold a collaborative technical conference for all stakeholders during the first two weeks of December 2009 in order to allow all stakeholders the opportunity to review and provide input at that technical conference regarding utility objectives, assumptions, and planning scenarios contained in the draft IRP.  The Stipulating Parties agree that OG&E shall pay for and be able to recover costs associated with third party consultants needed by the Attorney General and/or the Commission Staff to review the upcoming draft IRP and participate in the December 2009 stakeholder technical conference.  This provision is not intended to relieve OG&E of its burden of proof to demonstrate that any new agreements it enters into to acquire wind energy assets or to purchase wind energy, including any agreements resulting from the Company’s current Wind Energy RFP, are reasonable and prudent.

IV.           General Reservations.

The Stipulating Parties represent and agree that, except as specifically provided:

A.           Negotiated Settlement.  This Joint Stipulation represents a negotiated settlement for the purpose of compromising and resolving the issues presented in this Cause.

B.           Authority to Execute.  Each of the undersigned counsel of record affirmatively represents to the Commission that he or she has fully advised his or her respective clients(s) that the execution of this Joint Stipulation constitutes a resolution of issues which were raised in this proceeding; that no promise, inducement or agreement not herein expressed has been made to any Stipulating Party; that this Joint Stipulation constitutes the entire agreement between and among the Stipulating Parties; and each of the undersigned counsel of record affirmatively represents that he or she has full authority to execute this Joint Stipulation on behalf of his or her client(s).

C.           Balance/Compromise of Positions.  The Stipulating Parties stipulate and agree that the agreements contained in this Stipulation have resulted from negotiations among the Stipulating Parties.  The Stipulating Parties hereto specifically state and recognize that this Joint

Joint Stipulation & Settlement Agreement
      Cause No. PUD 200900167

Stipulation represents a balancing of positions of each of the Stipulating Parties in consideration for the agreements and commitments made by the other Stipulating Parties in connection therewith.  Therefore, in the event that the Commission does not approve and adopt all of the terms of this Joint Stipulation, this Joint Stipulation shall be void and of no force and effect, and no Stipulating Party shall be bound by the agreements or provisions contained herein.  The Stipulating Parties agree that neither this Joint Stipulation nor any of the provisions hereof shall become effective unless and until the Commission shall have entered an Order approving all of the terms and provisions as agreed to by the parties to this Joint Stipulation.

D.           Admissions and Waivers.  The Stipulating Parties agree and represent that the provisions of this Joint Stipulation are intended to relate only to the specific matters referred to herein, and by agreeing to this settlement, no Stipulating Party waives any claim or right which it may otherwise have with respect to any matters not expressly provided for herein.  In addition, none of the signatories hereto shall be deemed to have approved or acquiesced in any ratemaking principle, valuation method, cost of service determination, depreciation principle or cost allocation method underlying or allegedly underlying any of the information submitted by the parties to this Cause and except as specifically provided in this Joint Stipulation, nothing contained herein shall constitute an admission by any Stipulating Party that any allegation or contention in this proceeding is true or valid or shall constitute a determination by the Commission as to the merits of any allegations or contentions made in this proceeding.

E.           No Precedential Value.  The Stipulating Parties agree that the provisions of this Joint Stipulation are the result of negotiations based upon the unique circumstances currently represented by the Applicant and that the processing of this Cause sets no precedent for any future causes that the Applicant or others may file with this Commission.  The Stipulating Parties further agree and represent that neither this Joint Stipulation nor any Commission order approving the same shall constitute or be cited as precedent or deemed an admission by any Stipulating Party in any other proceeding except as necessary to enforce its terms before the Commission or any court of competent jurisdiction.  The Commission’s decision, if it enters an order approving this Joint Stipulation, will be binding as to the matters decided regarding the issues described in this Joint Stipulation, but the decision will not be binding with respect to similar issues that might arise in other proceedings.  A Stipulating Party’s support of this Joint Stipulation may differ from its position or testimony in other causes.  To the extent there is a difference, the Stipulating Parties are not waiving their positions in other causes.  Because this is a stipulated agreement, the Stipulating Parties are under no obligation to take the same position as set out in this Joint Stipulation in other dockets.

F.           Discovery.  As between and among the Stipulating Parties, any pending requests for information or discovery and any motions that may be pending before the Commission are hereby withdrawn.

Joint Stipulation & Settlement Agreement
      Cause No. PUD 200900167

WHEREFORE, the Stipulating Parties hereby submit this Joint Stipulation and Settlement Agreement to the Commission as their negotiated settlement of this proceeding with respect to all issues raised within the Application filed herein by Oklahoma Gas & Electric Company or by Stipulating Parties to this Cause, and respectfully request the Commission to issue an Order approving the recommendations of this Joint Stipulation and Settlement Agreement.

OKLAHOMA GAS & ELECTRIC COMPANY

Dated: 10/15/2009	By:	/s/ William J. Bullard
William J. Bullard

OKLAHOMA OFFICE OF THE ATTORNEY GENERAL

Dated: 10/15/2009	By:	/s/ William L. Humes
William L. Humes

OKLAHOMA INDUSTRIAL ENERGY CONSUMERS

Dated: 10/15/2009	By:	/s/ Thomas P. Schroedter
Thomas P. Schroedter

OG&E SHAREHOLDERS ASSOCIATION

Dated: 10/15/2009	By:	/s/ Ronald E. Stakem
Ronald E. Stakem

*Staff supports all terms of this document except for subsection III, paragraph J, where Staff takes no position at this time.

PUBLIC UTILITY DIVISION
OKLAHOMA CORPORATION COMMISSION

Dated: 10/15/2009	By:	/s/ Andrew Tevington
Andrew Tevington
Deputy Director

Stipulation
Exhibit RDW-1

OKLAHOMA GAS AND ELECTRIC COMPANY	Original Sheet No. __________
P. O. Box 321	Date Issued __________
Oklahoma City, Oklahoma 73101

STANDARD PRICING SCHEDULE: OU SPIRIT	STATE OF OKLAHOMA
OU SPIRIT RIDER

EFFECTIVE IN/DATE:  All territory served, provided however that this rider will not be in effect until approved by the Commission and as individual wind turbines are operational.

OU SPIRIT OKLAHOMA JURISDICTIONAL
PORTION OF 101.2 MW WIND PROJECT

APPLICABILITY: The annual rider will recover from Oklahoma retail jurisdictional customers the following Oklahoma Retail Jurisdictional Portion (86.0495%) of the OU Spirit project revenue requirement determined by the following: rate of return (ROR) on rate base plus income taxes, depreciation, ad valorem tax, and O&M expense associated with OU Spirit.  The ROR on the OU Spirit project will be the ROR specified and approved in OG&E’s PUD 200500151 general rate case. The Oklahoma jurisdiction revenue requirement is allocated between customer classes on a 1CP Average and Excess (1CP A&E) production allocator.  This rider is applicable to all Oklahoma retail rate classes and customers except those specifically exempted by special contract.  The OU Spirit Factor calculates the rider’s annual charges per kilowatt-hour (kWh) by class using the following formulas:

Public Utilities Division Stamp
Rates Authorized by the Oklahoma Corporation Commission:
(Effective)	(Order No.)	(Cause/Docket No.)

Stipulation
Exhibit RDW-1

OKLAHOMA GAS AND ELECTRIC COMPANY	Original Sheet No. __________
P. O. Box 321	Date Issued __________
Oklahoma City, Oklahoma 73101

STANDARD PRICING SCHEDULE: OU SPIRIT	STATE OF OKLAHOMA
OU SPIRIT RIDER

Where:

A = Oklahoma LPL Class Annual	Base LPL kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional LPL Retail kWh Sales
approved in yearly update filing

B = Oklahoma RES Class Annual	Base RES kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional LPL Retail kWh Sales
approved in yearly update filing

C = Oklahoma GS Class Annual	Base GS kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional LPL Retail kWh Sales
approved in yearly update filing

D = Oklahoma PL Class Annual	Base PL kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional LPL Retail kWh Sales
approved in yearly update filing

E = Oklahoma OTHER Class Annual	Base OTHER kWh = Applicable Oklahoma
Jurisdictional Revenue Requirement	Annual Jurisdictional OTHER Retail kWh
Sales approved in yearly update filing. The
kWh is a composite of the annual kWh of the
non major Oklahoma Retail Classes.

T= Class True-up amount from previous	At the conclusion of the OU Spirit rider, any
periods	over or under true-up amount shall be
included in the Fuel Clause Adjustment for
credit or collection from retail customers

Interim factors by Class will be calculated for the last few months of 2009 and based upon the estimated  monthly revenue requirements by class and using expected class kWh for the month in which the factors are to be applied.  Annual factors will be determined for the 2010 and 2011 timeframe with applicable true-up for each timeframe.

BASE kWh: is the applicable Oklahoma Jurisdictional kWh as determined by the Company computed using either a test year approved kWh or the most current twelve (12) billing month kWhs (weather adjusted) and submitted for approval of the Commission in November of each year.
Public Utilities Division Stamp
Rates Authorized by the Oklahoma Corporation Commission:
(Effective)	(Order No.)	(Cause/Docket No.)

Stipulation
Exhibit RDW-1

OKLAHOMA GAS AND ELECTRIC COMPANY	Original Sheet No. __________
P. O. Box 321	Date Issued __________
Oklahoma City, Oklahoma 73101

STANDARD PRICING SCHEDULE: OU SPIRIT	STATE OF OKLAHOMA
OU SPIRIT RIDER

TRUE-UP: is the over or under amount which will be the difference between the revenues collected through the rider from a previous period and the Oklahoma Actual Revenue Requirements of that period determined by yearly Commission review.  Renewable Energy Credit (REC) revenues shall be credited to customers in accordance with the FCA, GPWR, or RTSA as appropriate and as specified within each of those respective riders.  In addition, the OU Spirit Rider true-up will include an additional credit to customers for twenty (20) percent of any revenues received from the Oklahoma retail portion of OU Spirit REC sales to the University of Oklahoma. The credit will be allocated on the same basis that determines each customer class’ contribution to the Oklahoma jurisdictional revenue requirement.  All true-up amounts for any previous period will be added to or subtracted from the expected Oklahoma Retail Jurisdictional amount by Class or “Other” for the next calendar year collection.

TERM:  This rider shall terminate at the end of revenue year 2011 or upon the implementation of new rates from OG&E’s next general rate review (whichever is earlier) and will be subject to annual True-Up adjustments and annual Commission audits.

DETERMINATION OF THE REVENUE REQUIREMENT:  The total revenue requirement shall be based upon the ROR on rate base plus income taxes, O&M expense, depreciation expense, ad valorem tax, and production tax credits.  REC revenues associated with the OU Spirit wind project will be credited to customers through the FCA, the RTSA and the true-up contained herein.

    Project Revenue
          Revenue Requirement
Without REC Offset                             Oklahoma Jurisdiction

Interim   2009                         TBD                                                                TBD
Year       2010            $27,352,111                                                 $23,536,355*
Year       2011            $24,635,519                                                 $21,198,741

* If OG&E secures any credit from its turbine manufacturer related to OU Spirit, the Oklahoma retail customers’ jurisdictional revenue requirement in 2010 will be reduced by their share of such credit.

Public Utilities Division Stamp
Rates Authorized by the Oklahoma Corporation Commission:
(Effective)	(Order No.)	(Cause/Docket No.)

			Stipulation Exhibit RDW-2

	Estimated Revenue Requirement for OU Spirit Wind Farm

		Annualized Amounts
		2010	2011
	Rate Base
1	Utility Plant (Cap X)	270,000,000	270,000,000
2	Accumulated Provision for Depreciation	(4,950,000)	(15,750,000)
3	Accumulated Deferred Income Taxes	(47,156,148)	(53,760,123)
4	Total Rate Base *	217,893,852	200,489,877
5	Return on Rate Base *	26,888,934	24,741,217

	Expenses
6	O&M Expenses	2,731,773	2,769,383
7	Depreciation Expense	10,800,000	10,800,000
8	Ad Valorem Taxes	2,700,000	2,700,000
9	Total Expenses	16,231,773	16,269,383

10	Less: Production Tax Credits (PTC’s)	(15,768,596)	(16,375,081)

11	Total Revenue Requirement (Ln 5 + Ln 9 + Ln 10)	27,352,111	24,635,519

12	Oklahoma Jurisdictional %	86.0495%	86.0495%
13	Oklahoma Revenue Requirement	23,536,355	21,198,741

14	Offset from sale of REC’s**	(1,227,891)	(1,959,687)

15	Adjusted Oklahoma Revenue Requirement	22,308,464	19,239,053

*	Return on rate base is based on approved 12.34% tax adjusted rate in PUD 200500151. Return was calculated monthly based on monthly rate base balances.
**	Subject to adjustment in future rate proceedings.

ATTACHMENT “B”

BEFORE THE
CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF      )
OKLAHOMA GAS AND ELECTRIC COMPANY )
FOR AN ORDER GRANTING PRE-APPROVAL   )
TO CONSTRUCT THE OU SPIRIT WIND FARM,)
AUTHORIZING A RECOVERY RIDER,                 )
AND APPROVING PHASE II AGREEMENT         )
WITH THE UNIVERSITY OF OKLAHOMA          )
CAUSE NO. PUD 200900167

AMENDED
JOINT STIPULATION
AND
SETTLEMENT AGREEMENT

COME NOW, the undersigned stipulating parties and submit an Amended Joint Stipulation and Settlement Agreement (“Amendment”) to the Joint Stipulation and Settlement Agreement (“Joint Stipulation”) filed in this Cause on October 15, 2009.  The purpose of this Amendment is to correct a scrivener’s error to the cause number located in the upper right-hand corner of pages 2 through 6 of the Joint Stipulation.  The stipulating parties agree that that cause number should read “Cause No. PUD 200900167.”

In all other respects, the Joint Stipulation remains as originally filed.

Respectfully submitted,

OKLAHOMA GAS AND ELECTRIC COMPANY

/s/ William J. Bullard
William J. Bullard

OFFICE OF THE ATTORNEY GENERAL

/s/ William L. Humes
William L. Humes

OKLAHOMA INDUSTRIAL ENERGY CONSUMERS

/s/ J. Fred Gist
Thomas P. Schroedter
J. Fred Gist

OG&E SHAREHOLDERS ASSOCIATION

/s/ Jack G. Clark, Jr.
Ronald E. Stakem
Jack G. Clark, Jr.

PUBLIC UTILITY DIVISION, OKLAHOMA CORPORATION COMMISSION

/s/ Andrew Tevington
Andrew Tevington
Deputy Director